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                                                                    EXHIBIT 21.1

                                 SCANSOFT, INC.

                         SUBSIDIARIES OF THE REGISTRANT
                               DECEMBER 31, 1999

SUBSIDIARY LEGAL NAME                                 JURISDICTION
---------------------                                ---------------
Formmatt, Ltd.                                       United Kingdom
Xerox Imaging Systems U.K., Ltd.                     United Kingdom
Scorpion Acquisitions Corporation                    Delaware

     Pursuant to the Company's acquisition of Caere Corporation on March 13, 2000, the Company formed a wholly owned subsidiary called Scorpion Acquisitions Corporation. Scorpion Acquisitions acquired Caere Corporation, which has the following subsidiaries:

Caere GmbH                                           Germany
Caere BV                                             The Netherlands
Caere SARL                                           France
Caere -- Recognita Rt                                Hungary
Caere Kft                                            Hungary
Caere FSC                                            Guam

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